SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 12, 2004

Florida East Coast Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-08728	59-2349968
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Malaga Street, St. Augustine, Florida	32084
(Address of Principal Executive Offices)	(Zip Code)

Item 9. Furnished Information.

On February 12 and 13, 2004, Robert W. Anestis, Chairman, President and Chief Executive Officer of Florida East Coast Industries, Inc., (NYSE: FLA) intends to speak to various investors. Mr. Anestis will present, at the Deutsche Bank Global Transportation Conference and to Morgan Keegan representatives, slides which highlight Florida East Coast Industries, Inc. (and subsidiaries), consolidated and subsidiary business accomplishments, as well as (but not limited to) business opportunities, markets and certain financial results. The information contained in the presentation is presented below. The presentation is also available on the Company’s website at www.feci.com

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida East Coast Industries, Inc.

By:	/s/ Heidi J. Eddins

Name: Heidi J. Eddins Title: Executive Vice President, General Counsel And Secretary

Date: February 12, 2004

EXHIBIT INDEX

Exhibits:

99	Florida East Coast Industries, Inc., powerpoint presentation dated February 2004.